UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 30, 2016

REDSTONE LITERARY AGENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55049	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Oakland Hills Court, Fairfield, CA  94534
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 707.208.6368

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 2.03 is responsive to the information required by this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2016, we entered into a private placement subscription agreement, whereby we issued a convertible note (the “Note”) to Oceanside Strategies Inc. in the principal amount of $50,000 and agreed to pay interest on the balance of the principal amount at the rate of 18.0% per annum. The principal amount of the Note and the interest is payable in full on December 30, 2021.

The principal amount, plus any interest accrued thereon, may be converted into shares of common stock of our company at a conversion price of $0.03 per share.

Item 3.02  Unregistered Sales of Equity Securities.

On December 30, 2016, we issued the Note to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Private Placement Subscription Agreement with Oceanside Strategies Inc. dated December 30, 2016

10.2	18% Unsecured Convertible Note with Oceanside Strategies Inc. dated December 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDSTONE LITERARY AGENTS, INC.

/s/ James P. Geiskopf
James P. Geiskopf
President, Secretary, Treasurer and Director

January 4, 2017

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